HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
File No: 68748.000003
February 14, 2008

Board of Directors

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

FBR Capital Markets Corporation

Registration Statement on Form S-8 Registering 22,609,985 Shares of Common Stock

Gentlemen:

We have acted as special counsel to FBR Capital Markets Corporation, a Virginia corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 22,609,985 shares (the “Plan Shares”) of the Company’s common stock, $0.001 par value per share, issued or issuable pursuant to the FBR Capital Markets 2006 Long-Term Incentive Plan, as amended on December 12, 2007 (the “Plan”). The Plan Shares consist of the following: (i) 2,674,830 shares of the Company’s common stock, which have been issued pursuant to the Plan prior to, and are outstanding as of, the date hereof (the “Restricted Plan Shares”); and (ii) 19,935,155 shares of the Company’s common stock, which are available for future issuance under the Plan (the “Remaining Plan Shares”). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have examined the following:

(i)	the Plan;

(ii)	the Amended and Restated Articles of Incorporation of the Company, as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on February 13, 2008, and as certified by the Assistant Secretary of the Company on the date hereof;

(iii)	the Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof;

Board of Directors

FBR Capital Markets Corporation

February 14, 2008

(iv)	a certificate of good standing issued by the SCC with respect to the Company on February 13, 2008; and

(v)	resolutions adopted by the Board of Directors of the Company on June 21, 2006 and November 8, 2007, as certified by the Assistant Secretary of the Company on the date hereof.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing and, based solely on the certificate in (iv) above, in good standing under the laws of the Commonwealth of Virginia.

2.	The issuance of the Plan Shares has been duly authorized by all necessary corporate action by the Company.

3.	The Restricted Plan Shares are validly issued, fully paid and non-assessable.

4.	The Remaining Plan Shares, when and to the extent issued and delivered pursuant to and in accordance with the Plan, and, if applicable, upon payment for the Remaining Shares in accordance with the grant thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within

Board of Directors

FBR Capital Markets Corporation

February 14, 2008

the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated. This opinion letter speaks as of its date and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP